For Immediate Release

Citigroup Inc. (NYSE: C)

October 28, 2015

Citigroup Inc. Announces Offer to Purchase

Two Series of Outstanding Notes

NEW YORK – Citigroup Inc. (“Citigroup”) today announced the commencement of offers to purchase for cash any and all of its notes of the series set forth in the table below. The offer to purchase each series of Notes is referred to as an “Offer” and all such offers are referred to collectively as the “Offers.” The Notes had an aggregate principal amount outstanding of approximately $5.20 billion as of October 28, 2015.

These Offers are consistent with Citigroup’s liability management strategy, and reflect its ongoing efforts to enhance the efficiency of its funding and capital structure. Since 2013, Citigroup redeemed or retired $29.3 billion of securities, excluding exchanged securities, of which $7.2 billion was redeemed or retired in 2015, reducing Citigroup’s overall funding costs. Citigroup will continue to consider opportunities to redeem or repurchase securities, based on several factors, including without limitation, the economic value, potential impact on Citigroup's net interest margin and borrowing costs, the overall remaining tenor of Citigroup's debt portfolio, capital impact, as well as overall market conditions.

Title of Security	CUSIP / ISIN	Exchange Listing	Principal Amount Outstanding	Reference Security	Bloomberg Reference page	Fixed Spread (basis points)
4.450% Senior Notes due 2017	172967FW6 / US172967FW62	Luxembourg Stock Exchange	$2,378,500,000	0.625% UST due 9/30/2017	FIT1	+20
8.500% Senior Notes due 2019	172967EV9 / US172967EV98	Luxembourg Stock Exchange	$2,824,497,000	1.375% UST due 9/30/2020	FIT1	+50

The Offers are being made pursuant to the offer to purchase, dated October 28, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), the accompanying letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) and the accompanying notice of guaranteed delivery ( the “Notice of Guaranteed Delivery” which, together with the Offer to Purchase and Letter of Transmittal, constitute the “Offer Documents”), which set forth in more detail the terms and conditions of the Offers. All references to “US$” or “$” refer to U.S. dollars.

The Offers will expire at 5:00 p.m., New York City time, on November 3, 2015, unless extended or earlier terminated (such date and time, as the same may be extended with respect to each Offer, the “Expiration Date”). Notes tendered may be withdrawn at any time prior to the Expiration Date.

Subject to the terms and conditions set forth in the Offer Documents, Holders of Notes that are validly tendered on or prior to the Expiration Date and accepted for purchase pursuant to the Offers shall be entitled to receive the total consideration calculated in the manner set forth in the Offer to Purchase (the “Total Consideration”). The Total Consideration with respect to each series of Notes will be equal to the price, determined in accordance with standard market practice, as described in the Offer to Purchase, that equates to a yield to maturity equal to the applicable fixed spread specified for each such series of

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Notes over the applicable reference yield, which shall be based on the bid-side price of the applicable U.S. Treasury Security (specified under the heading “Reference Security” in the above table) at 2:00 p.m., New York City time, on November 3, 2015 (subject to certain exceptions set forth in the Offer to Purchase, such time and date, as the same may be extended with respect to such Offer, the “Price Determination Date”).

Citigroup will purchase all Notes that have been validly tendered on or prior to the Expiration Date, subject to all conditions to the Offers having been either satisfied or waived by Citigroup, promptly following the Expiration Date (the settlement date for any such purchase, the “Settlement Date”). Payment for purchased Notes will include accrued and unpaid interest from, and including, the last interest payment date for the Notes up to, but not including, the Settlement Date. Subject to all conditions to the Offers having been either satisfied or waived by us, settlement of the Offers will occur promptly following the Expiration Date, and is currently expected to occur on November 6, 2015.

The obligation of Citigroup to accept for purchase, and to pay for, Notes validly tendered pursuant to the Offers is subject to, and conditional upon, the satisfaction or, where applicable, waiver of a number of conditions described in the Offer to Purchase.

Citigroup has retained its affiliate Citigroup Global Markets Inc. to serve as the sole dealer manager for the Offers. Global Bondholder Services Corporation has been retained to serve as the depositary and information agent in connection with the Offers.

For additional information regarding the terms of the Offers, please contact Citigroup Global Markets Inc. at either (800) 558-3745 (toll free) or (212) 723-6106. Requests for copies of the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery and questions regarding the tender of Notes may be directed to Global Bondholder Services Corporation at (866) 470-4300 (toll free) or (212) 430-3774 (collect) or accessed at the following link http://www.gbsc-usa.com/Citigroup/.

None of Citigroup, its boards of directors, the dealer manager, the depositary or the information agent makes any recommendation as to whether any Holder of the Notes should tender or refrain from tendering all or any portion of the principal amount of the Notes.

This press release is neither an offer to purchase nor a solicitation to buy any of these Notes nor is it a solicitation for acceptance of any of the Offers. Citigroup is making the Offers only by, and pursuant to the terms of, the Offer Documents. The Offers are not being made to (nor will tenders of Notes be accepted from or on behalf of) holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This announcement must be read in conjunction with the Offer to Purchase and, where applicable, the Letter of Transmittal and the Notice of Guaranteed Delivery.

United Kingdom. The communication of the Offer to Purchase and any other documents or materials relating to the Offers is not being made and such documents and/or materials have not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or within Article 43(2) of the Order, or to other persons to whom it may lawfully be communicated in accordance with the Order.

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Citigroup, the leading global bank, has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citigroup provides consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, transaction services, and wealth management. Additional information may be found at www.citigroup.com.

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Certain statements in this release, including without limitation the anticipated consummation and successful completion of the Offers (including the satisfaction of the conditions described in the Offer to Purchase), the possible amendment, extension or abandonment of one or more of the Offers, and Citigroup’s successful execution of its liability management strategy, are “forward-looking statements” within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors, including without limitation (i) the level of participation in the Offers, and (ii) the precautionary statements included in this release and those contained in Citigroup’s filings with the U.S. Securities and Exchange Commission, including without limitation the “Risk Factors” section of Citigroup’s 2014 Annual Report on Form 10-K.

Media Contacts:	Mark Costiglio	(212) 559-4114

Investors:	Susan Kendall	(212) 559-2718

Fixed Income Investors:	Peter Kapp	(212) 559-5091

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